SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

  ----------------------------------------------------------------------------


                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                     Alternative Technology Resources, Inc.
                     --------------------------------------
             (Exact name of registrant as specified in its charter)



          Delaware                                    93-1011046
         ---------                                    ----------
(State or other jurisdiction of                    (I.R.S. Employer
 incorporation or organization)                   Identification No.)




        33 Jewell Court, Portsmouth, New Hampshire       03801
        ------------------------------------------------------
        (Address of Principal Executive Offices)     (Zip Code)



                             2002 Stock Option Plan
                             Stock Option Agreement
                            -------------------------
                            (Full title of the plans)





                  Jeffrey S. McCormick, Chief Executive Officer
                     Alternative Technology Resources, Inc.
                                 33 Jewell Court
                              Portsmouth, NH 03801
                              --------------------
                     (Name and address of agent for service)


                                 (603) 501-3200
                                 --------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

========================================================================================================================

Title of each class of                               Proposed maximum        Proposed maximum
securities to be               Amount to be         offering price per      aggregate offering          Amount of
registered                      registered                share                   price             registration fee
------------------------------------------------------------------------------------------------------------------------
Common Stock                    3,000,000                $0.50(1)               $1,500,000               $138.80
underlying 2002 Stock
Option Plan reserved
for future issuance
------------------------------------------------------------------------------------------------------------------------
Common Stock                    4,000,000                $1.25(2)               $5,000,000               $460.00
underlying Stock
Option Agreement
------------------------------------------------------------------------------------------------------------------------
    Total                                                                       $6,500,000               $598.00
========================================================================================================================

(1) Calculated in accordance with Rule 457(c) of the Securities Act of 1933, as amended ("Securities Act"). Estimated for the sole purpose of calculating the registration fee and based upon the average of the high and low price per share of the common stock of the Registrant on February 10, 2003, as reported on the over the counter Bulletin Board.

(2)  Calculated in accordance with Rule 457(h) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The Securities and Exchange Commission rules and regulations allow us to "incorporate by reference" the information that we file with the Securities and Exchange Commission. This means that we can disclose additional important information to you by referring to those documents. The information incorporated by reference is an important part of this Prospectus, and information that we file in the future with the Securities and Exchange Commission will automatically update and supersede this information. We have filed the following documents with the Securities and Exchange Commission and the information contained in those documents is incorporated by reference into this registration statement:

(1) Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2002;

(2) Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002;

(3) Registrant's Proxy Statement for the Annual Meeting held on November 19, 2002; and

(4) The Description of Securities in Item 1 of the Registration Statement on Form 8A for registration of the Registrant's common stock pursuant to
      Section 12(g) of the Exchange Act.

     Please note that all other documents and reports filed under Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended, following the date of this Prospectus and prior to the termination of this offering will be deemed to be incorporated by reference into this Prospectus and will be made a part of it from the date of filing with the Securities and Exchange Commission.

     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the registration statement to the extent that a statement contained herein modifies or replaces such statement. Any such statement shall not be deemed to constitute a part of this registration statement except as so modified or replaced.

Item 4.  Description of Securities.

     The Registrant's common stock to be offered under this registration statement is registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.

     None.

Item 6.  Indemnification of Directors and Officers

     The Company is incorporated in Delaware. Under Section 145 of the General Corporation Law of the State of Delaware, a Delaware corporation has the power to indemnify its directors, officers, employees and agents from expenses (including attorney's fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, in which such person is involved by reason of the fact such person were or are directors, officers, employees or agents of the Company, provided that such person acted in good faith and in a manner that such person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. Such person may not be indemnified if the person has been adjudged liable to the corporation in the performance of such person's duties to the corporation, unless the Court of Chancery or the court in which such action or suit was brought determines that, in view of the circumstances of the case, such person is fairly and reasonably entitled to indemnity. To the extent that such person has been successful on the merits or otherwise in defense of any proceeding, the General Corporate Law of the State of Delaware provides that such person shall be indemnified against expenses (including attorney's fee) reasonably and actually incurred. The Certificate of Incorporation and the By-laws of the Company provide for indemnification of directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware.

     The General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of dividends or stock redemption, or (iv) for any transaction from which the director derived an improper personal benefit. The Company's Certificate of Incorporation contains such a provision.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

Exhibit Number       Description of Exhibit
--------------       ----------------------
     5.1             Opinion of Bartel Eng & Schroder dated February 11, 2003.

    10.1             2002 Stock Option Plan(1)

    10.2             Stock Option Agreement with Jeffrey S. McCormick

    23.1             Consent of Bartel Eng & Schroder (contained in Exhibit 5.1)

    23.2             Consent of Ernst & Young, LLP, Independent Auditors

    (1) Incorporated by reference from the Registrant's Proxy Statement for the meeting held on November 19, 2002 (File No. 000-20468).

Item 9.  Undertakings.

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         Provided, however, that paragraphs (a)(1) (i) and (a)(1) (ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                     * * * *

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sacramento, State of California.

                                          ALTERNATIVE TECHNOLOGY RESOURCES, INC.
                                          a Delaware corporation


Dated:   February 4, 2003                 By: /S/ JEFFREY S. MCCORMICK
                                              ----------------------------------
                                              Jeffrey S. McCormick,
                                              Chief Executive Officer
                                              (Principal Executive Officer)

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the date indicated.



Dated:   February 4, 2003                 By: /S/ JEFFREY S. MCCORMICK
                                              ----------------------------------
                                              Jeffrey S. McCormick,
                                              Chief Executive Officer and
                                              Director (Principal Executive
                                              Officer)


Dated:   February 4, 2003                 By: /S/ JAMES W. CAMERON, JR.
                                              ----------------------------------
                                              James W. Cameron, Jr.,
                                              Chairman of the Board and Chief
                                              Financial Officer (Principal
                                              Accounting and Financial Officer)


Dated:   February 4, 2003                 By: /S/ EDWARD L. LAMMERDING
                                              ----------------------------------
                                              Edward L. Lammerding,
                                              Director